Exhibit 4.61

EXECUTION

TRANSFER OF CLAIM AGREEMENT

SELLER:	ChipMOS TECHNOLOGIES INC.

BUYER:	Citigroup Financial Products Inc.

DATE:	January 25, 2010

DEBTOR:	Collectively, Spansion Inc., Spansion Technology LLC, Spansion LLC, Spansion International Inc., and Cerium Laboratories LLC

BANKRUPTCY CASE:	In re Spansion Inc., et al., Case No. 09-10690 (KJC) (Jointly Administered)

PETITION DATE:	March 1, 2009

BANKRUPTCY COURT:	The United States Bankruptcy Court for the District of Delaware

CLAIM:	The “Claim” shall be, collectively, (i) a $65,782,617.00 portion (the “Transferred Stipulated Claim”) of SELLER’S allowed general unsecured claim in the aggregate amount of $69,782,617.00 (as reduced by an amount equal to the proceeds of the Sale (as defined in the Approval Order)) (the “Stipulated Claim”), referenced in and allowed by numbered paragraph 6 of that certain Order Approving Stipulation Between the Debtors and ChipMOS TECHNOLOGIES INC. regarding Limited Relief From the Automatic Stay, entered in the Bankruptcy Case October 13, 2009 (the “Approval Order”) (provided that in no event shall any reduction of the Stipulated Claim on account of proceeds of the Sale (as defined in the Approval Order) be allocated from the Transferred Stipulated Claim), (ii) if and to the extent specified in an Additional Amount Notice delivered from SELLER to BUYER, an Optional Additional Claim in an amount no greater than $4,000,000.00, and (iii) SELLER’S general unsecured claim in the amount of $233,764,860.11 (the “Disputed Claim”), referenced as the “Damages Claim” in that certain Stipulation Between the Debtors and ChipMOS TECHNOLOGIES INC. regarding Limited Relief From the Automatic Stay, filed in the Bankruptcy Case, dated October 9, 2009 (the “Stipulation”)

1. SELLER hereby represents and warrants to BUYER that (i) a proof of claim (the “Proof of Claim”), dated March 12, 2009, file-stamped March 13, 2009, and designated claim no. 5, was duly and timely filed by SELLER against Debtor, prior to any bar date that may have been established by the Bankruptcy Court for filing such a proof of claim, (ii) SELLER has provided to BUYER a true and complete copy of the Proof of Claim, (iii) except pursuant to the Stipulation and the Approval Order, the Proof of Claim has not been revoked, withdrawn, amended or modified, and no rights thereunder have been waived, and (iv) all statements in the Proof of Claim are true and correct as of the date hereof. For the avoidance of doubt, and without diminishing any of the representations, warranties, agreements or covenants made by SELLER herein, BUYER acknowledges that (i) SELLER filed a duplicate proof of claim, dated March 5, 2009, with the appointed claims agent; (ii) the duplicate proof of claim was designated as claim no. 15, and (iii) the Debtor objected to the duplicate claim, which was subsequently expunged.

2. SELLER, for good and valuable consideration, does hereby (with effect, in the case of any Optional Additional Claim, as of the date determined in accordance with Section 3(d)) irrevocably sell, convey, transfer and assign unto BUYER all of SELLER’S right, title and interest in, to and under the Claim against the Debtor in the above-referenced Bankruptcy Case, including, without limitation, “claims” as defined in Section 101(5) of Title 11 of the United States Code, as amended, any and all right to receive principal, interest and other amounts in respect of the Claim (in each case whether accruing prior to, on or after the date of this Agreement), and, to the extent relating to the Claim, all accounts, accounts receivable and other rights and interest of SELLER against Debtor, including, without limitation, all of SELLER’S right, title and interest in, to and under:

(a)	the Proof of Claim;

(b)	all exhibits, attachments and/or supporting documentation relating to the Proof of Claim;

(c)	each of the documents, agreements, bills and/or other documents (whether now existing or hereafter arising) that evidence, create and/or give rise to or affect in any material way the Claim (such documents, agreements, bills and/or other documents are attached to this Agreement as Annex B and collectively hereinafter referred to as the “Claim Documents”);

(d)	the Stipulation;

(e)	all rights to receive any cash, interest, fees, expenses, damages penalties and/or other amounts or property in respect of or in connection with the Claim, including, without limitation, (i) any securities and/or other distributions made by Debtor in respect of the Claim under or pursuant to any plan of reorganization or liquidation in the Bankruptcy Case or otherwise and (ii) any and all subscription or participation rights, received in respect of or conferred by ownership of the Claim, in respect of any rights or other offering by the Debtor (“Subscription Rights”);

(f)	all causes of action or other rights held by SELLER, whether against the Debtor or against any other party, in connection with the Claim and/or any of the foregoing, including, without limitation, under or in connection with any of the Claim Documents;

(g)	all cash, securities or other property (“Distributions”) distributed or payable on account of, or exchanged in return for, any of the foregoing; and

(h)	any and all proceeds of any of the foregoing (including proceeds of proceeds);

all of the foregoing, whether against the Debtor, any affiliate of the Debtor, any guarantor or any other third party liable in respect thereof, being collectively referred to herein as the “Assigned Rights”.

3.(a) The aggregate consideration (the “Purchase Price”) paid by BUYER to SELLER for the Assigned Rights, the sufficiency of which is hereby acknowledged by SELLER, is the sum of the Initial Purchase Price, any Subsequent Purchase Price, and any Additional Amount Purchase Price.

(b) The “Initial Purchase Price” is the amount set forth as Item C on Schedule I hereto. Upon receipt by BUYER of the Evidence of Transfer of Claim attached hereto as Annex A (the “Evidence of Transfer of Claim”) executed by SELLER and the execution and delivery of this Transfer of Claim Agreement (this “Agreement”) by BUYER and SELLER, BUYER shall immediately pay the Initial Purchase Price to Law Debenture Trust Company of New York (the “Escrow Agent”) (the date of such payment, the “Closing Date”), subject to a customary escrow agreement reasonably acceptable to SELLER and BUYER, which shall provide that the Escrow Agent shall release the Initial Purchase Price to SELLER on the date 20 days after the Closing Date, so long as no objection to the transfer of the Claim from SELLER to BUYER shall theretofore have been filed in the Bankruptcy Case (except that, if BUYER shall at such time be entitled to repayment of any amount paid by BUYER to SELLER under the Subscription Side Letter (as defined below), the Escrow Agent shall, at BUYER’S instruction, pay to BUYER a portion of the escrowed funds equal to such amount, and shall release the balance, if any, of the Initial Purchase Price to SELLER). SELLER and BUYER shall share equally the fees and costs of the Escrow Agent. In the event of any such objection, (i) if such objection is overruled by the Bankruptcy Court, BUYER shall, within five business days after entry of the order overruling such objection, instruct the Escrow Agent to deliver the Initial Purchase Price to SELLER or (ii) if such objection is sustained in the Bankruptcy Court, SELLER shall instruct the Escrow Agent to refund the Initial Purchase Price to BUYER, in which case SELLER and BUYER shall cooperate to re-convey the Claim to SELLER, and this Agreement and the obligations of SELLER and BUYER hereunder shall be terminated. BUYER shall file the Evidence of Transfer of Claim in the Bankruptcy Case promptly on or after the Closing Date.

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(c) From and after the Closing Date, SELLER shall, at its own expense, take such further action as may be necessary or appropriate to negotiate, stipulate, settle, or otherwise resolve the Disputed Claim (any such further action, a “Claim Resolution Action”); provided, however, that (i) SELLER shall, at reasonable times and in any event prior to taking or omitting to take any material Claim Resolution Action, consult with BUYER, and shall take or refrain from taking any material Claim Resolution Action in accordance with BUYER’S instructions, (ii) SELLER shall at all times act in good faith and in the manner in which it would act if it retained beneficial ownership of the Disputed Claim for its own account, (iii) BUYER may at any time (other than, for the avoidance of doubt, with respect to any Cancelled Portion, after the applicable Cancellation Date), by notice to SELLER, opt to take direct control of the negotiation, stipulation, settlement or other resolution of the Disputed Claim, in which case SELLER’S power pursuant to this sentence to take Claim Resolution Actions shall be terminated, and SELLER shall cooperate with BUYER to effectively transition such direct control to BUYER, and (iv) notwithstanding the foregoing, whether or not BUYER shall have taken direct control pursuant to clause (iii) of this proviso, any voluntary stipulation, settlement or other final resolution of the amount and treatment of the Disputed Claim shall be subject to the prior written consent of SELLER (which consent shall not be unreasonably withheld or delayed). If at any time prior to the Cancellation Date all or any portion of the Disputed Claim is allowed by Final Order as a valid, liquidated, non-contingent, undisputed, enforceable general unsecured claim against the Debtor in the Bankruptcy Case, BUYER shall, within three business days of such allowance order becoming a Final Order, pay to SELLER a “Subsequent Purchase Price” equal to the Purchase Rate set forth as Item B on Schedule I hereto (the “Purchase Rate”) multiplied by the portion of the Disputed Claim that has been so allowed by Final Order. As used herein, (i) “Final Order” means an order of the Bankruptcy Court that has not been reversed, stayed, modified or amended and as to which (A) any appeal, rehearing or other review has been finally determined in a manner that does not affect such order, or (B) the time to appeal or seek a rehearing or other review has expired and no appeal, motion for reconsideration has been timely filed, and (ii) “Cancellation Date” means the date, if any, no earlier than the date eighteen months after the Closing Date (or, if such date is not a business day, the next succeeding business day), on which BUYER shall have provided written notice (the “Cancellation Notice”) to SELLER that BUYER desires to terminate its obligation to pay a Subsequent Purchase Price in respect of any portion of the Disputed Claim not theretofore allowed as contemplated above. From and after the Cancellation Date (if any), (i) BUYER shall have no obligation to pay any Subsequent Purchase Price or any other amount in respect of any portion of the Disputed Claim not allowed as contemplated above as of the Cancellation Date (the “Cancelled Portion”), and (ii) BUYER and SELLER shall execute and deliver such commercially reasonable documentation as may be necessary to re-assign to SELLER the Cancelled Portion and, to the extent thereof, the other Assigned Rights. In calculating the Subsequent Purchase Price, the subordination of any portion of the Disputed Claim to other claims or interests of the same class generally, pursuant to Section 510(c) of Title 11 of the United States Code, shall be deemed to have no effect on the amount of the allowed portion of the Disputed Claim to the extent that such subordination shall have been determined by the final order of a court of competent jurisdiction to have resulted from the action or relationships (including, without limitation, BUYER’S status, if any, as a member of any committee in the Bankruptcy Case or as an “insider” or “affiliate” (each as defined in Section 101 of Title 11 of the United States Code) of the Debtor) of BUYER (other than (i) actions taken by BUYER in connection with or furtherance of its right to negotiate, stipulate, settle, or otherwise resolve the Disputed Claim and (ii) BUYER’S entering into, performing its obligations under, and exercising its rights under this Agreement, any related documents, and the transactions contemplated hereby). In the event that, prior to the payment of the Subsequent Purchase Price, any filing in the Bankruptcy Case seeks to designate all or any portion of the 91-Day Payments (as defined below) as preference payments in a manner that could adversely affect the Claim, BUYER may withhold a portion of the Subsequent Purchase Price equal to the amount of the 91-Day Payments (or the applicable portion thereof) until such time as such filing shall have been overruled by Final Order or otherwise finally resolved in a manner that does not adversely affect the Claim. For the avoidance of doubt, SELLER shall not be responsible for the type or amount of proceeds received in respect of the Claim in connection with a plan of reorganization in respect of the Debtor (including, without limitation, the number of shares, or ownership percentage represented by such shares, of any equity interests that may be distributed or that may be permitted to be subscribed for in respect of the Claim, except to the extent that BUYER shall have received less favorable treatment in respect of the Claim than is received by holders of general unsecured claims in the Bankruptcy Case generally as a result of SELLER’S breach of its representations, warranties, covenants and agreements set forth herein.

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(d) SELLER and BUYER acknowledge that, pursuant to the Stipulation and the Approval Order, SELLER may sell the Wafers (as defined in the Stipulation) on the terms set forth in the Approval Order, and that the proceeds of such sale are deemed to reduce the $4,000,000.00 portion of the Stipulated Claim not included in the Transferred Stipulated Claim (the “Withheld Portion”). SELLER agrees to use commercially reasonable efforts to complete the Sale (as defined in the Approval Order), and cause the total amount of such reduction of the Withheld Portion to be finally determined and agreed with the Debtor, as soon as reasonably practicable, and, in any event, prior to any record date for identifying the creditors entitled to exercise any Subscription Rights. From and after such timely final determination and agreement of any and all such reduction of the Withheld Portion, such that the remainder (if any) constitutes a valid, liquidated, non-contingent, undisputed, enforceable general unsecured claim against the Debtor in the Bankruptcy Case, SELLER may, by delivery to BUYER of a notice in the form of Exhibit A hereto (including the evidence of transfer of claim attached thereto, an “Additional Amount Notice”), designate all or any portion of such remainder as an “Optional Additional Claim” for purposes of this Agreement. For the avoidance of doubt, (i) SELLER may deliver an Additional Amount Notice only once and (ii) the amount of the Optional Additional Claim may not exceed $4,000,000.00. As soon as reasonably practicable, and in no event later than the third business day, following receipt by BUYER of an Additional Amount Notice that accords with this Section 3(d), BUYER shall pay to SELLER an “Additional Amount Purchase Price” equal to the Purchase Rate multiplied by the amount of the Optional Additional Claim set forth in the Additional Amount Notice. Notwithstanding anything to the contrary contained herein, any Optional Additional Claim and, to the extent thereof, the other Assigned Rights shall be deemed to have been assigned by SELLER to BUYER, and SELLER’s representations and warranties set forth herein shall be deemed to have been made as of, the date of BUYER’s receipt of the Additional Amount Notice.

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4. SELLER represents, warrants and covenants (as of the date of this Agreement and as of the Closing Date) that: (a) SELLER is duly authorized and empowered to execute, deliver and perform this Agreement, the Evidence of Transfer of Claim, and any Additional Amount Notice, and each of this Agreement, the Evidence of Transfer of Claim, and any Additional Amount Notice constitutes the valid, legal and binding agreement of SELLER, enforceable against SELLER in accordance with its terms; (b) SELLER owns and has (and upon the consummation of the transactions contemplated hereby BUYER shall own and have) good and marketable title to the Assigned Rights, free and clear of (i) any legal, regulatory or contractual restriction on transfer or resale, (ii) any lien, claim, charge, security interest, participation, factoring arrangement or encumbrance, or any similar claim of any nature and (iii) any and all taxes, imposts and duties of any kind (excluding, for the avoidance of doubt, any income taxes to which BUYER may be subject in respect to the Assigned Rights); (c) neither the execution, delivery or performance of this Agreement, the Evidence of Transfer of Claim, or any Additional Amount Notice, nor consummation of the transactions contemplated hereby and thereby, will violate or contravene any law, rule, regulation or agreement affecting SELLER or the Assigned Rights; (d) the basis for the Claim is amounts due and owing by Debtor to SELLER in connection with the sale of goods and/or services to by SELLER to Debtor, including accounts receivable and breach-of-contract damages, prior to the Petition Date pursuant to the Claim Documents, as described in the Proof of Claim; (e) SELLER has fulfilled all of its obligations to Debtor under, and did not breach any terms or provisions of, any of the Claim Documents or the Stipulation, and BUYER shall assume no obligations or liabilities in respect of the Claim, any of the Claim Documents or the Stipulation; (f) each of the Transferred Stipulated Claim and any Optional Additional Claim is a valid, liquidated, non-contingent, undisputed, enforceable general unsecured claim against the Debtor in the Bankruptcy Case; (g) neither the Transferred Stipulated Claim nor any Optional Additional Claim is subject to any counterclaim, defense or claim or right of setoff, reduction, recoupment, impairment, avoidance, disallowance, subordination or equitable subordination; (h) no payment has been received by or on behalf of SELLER in full or partial satisfaction of the Claim; (i) other than payments in the aggregate amount of approximately $11,800,000.00 (the “91-Day Payments”) SELLER did not receive any payments, security interests or other transfers from Debtor during the 91 days prior to the Petition Date except payments made in the ordinary course of business of SELLER and Debtor, on ordinary business terms, and in respect of indebtedness incurred in the ordinary course of business of SELLER and Debtor; (j) other than the Wafers, Probe Cards and Additional Wafers (each as defined in the Stipulation), SELLER does not, and did not on the Petition Date, hold any funds or property of or owe any amounts or property to Debtor, and other than as contemplated by the Stipulation and the Approval Order, SELLER has not effected or received, and shall not effect or receive, the benefit of any setoff against Debtor (provided, for the avoidance of doubt, that the Probe Cards and Additional Wafers are neither included in the Withheld Portion nor taken into account in the calculation of the Additional Amount Purchase Price or the Optional Additional Claim), and SELLER has unfettered discretion to dispose of the Probe Cards and Additional Wafers without any limitation or restriction within this Agreement; (k) SELLER is not, and has never been, an “insider” of the Debtor within the meaning of 11 U.S.C. Section 101(31); (l) SELLER has provided to BUYER true and complete copies of all Claim Documents (which are attached hereto as Annex B), and other than the Claim Documents so provided, the Stipulation, the Proof of Claim, and orders of general applicability in the Bankruptcy Case, there are no contracts, documents, stipulations or orders that could materially and adversely affect the Assigned Rights or BUYER’S rights hereunder; (m) SELLER has agreed to the Purchase Price based on its own independent investigation and credit determination and has consulted with such advisors as it believes appropriate and has not relied on any representations made by BUYER, except that SELLER has relied upon BUYER’s express representations, warranties, covenants and indemnities in this Agreement; (n) SELLER is aware that information that may be pertinent to SELLER’s decision to transfer the Assigned Rights is available to SELLER and can be obtained from the Bankruptcy Court’s files or other publicly available sources; (o) SELLER is aware that the consideration received herein for the sale of the Assigned Rights may differ both in kind and amount from any Distributions made pursuant to any plan or reorganization confirmed by the Bankruptcy Court in the Bankruptcy Case; (p) SELLER has not engaged in any act, conduct or omission, or had any relationship with the Debtor, that could result in BUYER receiving proportionately less in payments or Distributions under, or less favorable treatment (including the timing of payments or Distributions) for, the Assigned Rights than is received by other creditors in respect of other general unsecured claims against the Debtor generally; and (q) SELLER is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”). Notwithstanding the foregoing, none of the representations and warranties contained in this Section 4 shall be deemed to have been breached solely as a result of the existence or threat of any legal proceedings or claims by Fulcrum Credit Partners LLC, Goldman, Sachs & Co., or their affiliates, alleging that a binding agreement in respect of the sale of all or any portion of the Claim exists or existed between SELLER and any such party, or making any other similar allegation.

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5. BUYER represents, warrants and covenants that: (a) BUYER is duly authorized and empowered to execute, deliver and perform this Agreement and the Evidence of Transfer of Claim and each of this Agreement and the Evidence of Transfer of Claim constitute the valid, legal and binding agreement of BUYER, enforceable against BUYER in accordance with its terms; (b) neither the execution, delivery or performance of this Agreement and the Evidence of Transfer of Claim, nor consummation of the transactions contemplated hereby and thereby, will violate or contravene any law, rule, regulation or agreement affecting BUYER; (c) BUYER has agreed to the Purchase Price based on its own independent investigation and credit determination and has consulted with such advisors as it believes appropriate and has not relied on any representations made by SELLER; (d) BUYER is aware that information that may be pertinent to BUYER’s decision to purchase the Assigned Rights is available to BUYER and can be obtained from the Bankruptcy Court’s files or other publicly available sources; (e) BUYER is aware that the consideration paid herein for the purchase of the Assigned Rights may differ both in kind and amount from any Distributions made pursuant to any plan or reorganization confirmed by the Bankruptcy Court in the Bankruptcy Case; (f) BUYER (i) is a sophisticated entity with respect to the purchase of the Assigned Rights; (ii) is able to bear the economic risk associated with the purchase of the Assigned Rights; (iii) has adequate information concerning the business and financial condition of the Debtor and the other obligors in respect of the Assigned Rights and the status of the Bankruptcy Case to make an informed decision regarding the purchase of the Assigned Rights; (iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of the rights and assumption of liabilities of the type contemplated in this Agreement; (v) has independently and without reliance upon SELLER, and based on such information as BUYER has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that BUYER has relied upon SELLER’s express representations, warranties, covenants and indemnities in this Agreement; and (vi) except as expressly provided herein, has not relied and will not rely on SELLER to furnish or make available any documents or other information regarding the credit, affairs, financial condition, or business of any Debtor, or any other matter concerning any Debtor; (g) BUYER is an “accredited investor” as defined in Rule 501 under the Act; and (h) without characterizing the Assigned Rights as a “security” within the meaning of the Act or any applicable securities laws, BUYER is purchasing the Assigned Rights under this Agreement for BUYER’s own account and not with a view toward resale or other distribution thereof in violation of the Act or any applicable securities laws, and BUYER will not, directly or indirectly, offer, dispose of, sell, pledge, hypothecate or otherwise transfer any portion of the Assigned Rights (or solicit any offers to buy, purchase, or other acquire or take a pledge of any portion of the Assigned Rights) in violation of the Act or any applicable securities laws.

6. Each of BUYER and SELLER acknowledges that the other may possess material non-public information concerning the Assigned Rights and/or the Debtor. Each further acknowledges that it has not requested to receive such information and has nevertheless determined to proceed with the transaction contemplated herein, and neither shall have any liability to the other, and each waives and releases any claims that it might have against the other (whether under applicable securities laws or otherwise), arising out of the non-disclosure of such information; provided, however, that nothing in this paragraph shall limit, contradict or render untrue any representation or warranty made by SELLER in Section 1 or 4 or by BUYER in Section 5.

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7. SELLER further agrees that if SELLER shall hereafter receive any Distributions or any notices or other documents on account or in respect of the Assigned Rights, SELLER shall accept and hold the same for the account and sole benefit of BUYER, and shall use its commercially reasonable efforts to deliver same forthwith to BUYER in the same form received, with the endorsement of SELLER (without recourse) where necessary or appropriate, as soon as reasonably practicable, but in any event no later than five business days after SELLER’s receipt thereof in the case of a cash Distribution. In the event that SELLER does not deliver a cash Distribution to BUYER within five business days of SELLER’s receipt thereof, SELLER shall pay BUYER interest on the amount of such distribution, for each day from and including the date of SELLER’s receipt thereof to but excluding the date of delivery thereof to BUYER, at a per-annum rate equal to one-month U.S. Dollar LIBOR plus 6.0%. SELLER acknowledges and agrees that all Distributions are the property of BUYER; provided, however, that if any amounts are due from BUYER to SELLER under this Agreement, SELLER may set off any cash Distributions that it receives against such amounts.

8. SELLER hereby irrevocably appoints BUYER as its true and lawful attorney-in-fact with respect to the Claim and authorizes BUYER to act in SELLER’s name, place and stead, to demand, sue for, compromise and recover all such sums of money which are, or may hereafter become due and payable for, or on account of the Claim, to vote the Claim, to file proofs of claim with respect thereto or to otherwise effectuate the intent of this Agreement (including, without limitation, to exercise any Subscription Rights). SELLER hereby grants unto BUYER full authority to do all things necessary to enforce the Claim and SELLER’s and BUYER’s rights thereunder. SELLER agrees that the powers granted in this paragraph are discretionary in nature and exercisable at the sole option of BUYER. BUYER shall have no obligation to, prove, defend, or take any affirmative action with respect to proving the validity of the Claim. SELLER agrees to execute and deliver, or to cause to be executed and delivered, all such instruments and documents, and to take all such action, as BUYER may reasonably request, promptly upon the request of BUYER, in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement, and to cause BUYER to become the legal and beneficial owner and holder of the Assigned Rights. Without limiting the generality of the foregoing, to the extent that SELLER shall have the right to take any action or exercise any voting or other right (each an “Action”) in respect of the Claim, SELLER shall take or refrain from taking such Action in accordance, and only in accordance, with BUYER’s instructions.

9. SELLER agrees to indemnify and hold BUYER and its officers, directors, employees, agents and controlling persons harmless from and against any and all losses, claims, damages, costs, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and expenses, which result from (i) any act or omission by SELLER in connection with or in any way related to the Claim, (ii) SELLER’s breach of any of SELLER’s representations, warranties, covenants or agreements set forth herein, (iii) any obligation of SELLER or BUYER to disgorge, in whole or in part, or otherwise reimburse (by setoff or otherwise) the Debtor or any other person or entity for any payments, distributions, property, setoffs or recoupments received, applied or effected by or for the account of SELLER under or in connection with the Claim, (iv) negotiation, litigation, and settlement of the Disputed Claim, (v) SELLER’s receipt of the 91-Day Payments, and (vi) without limiting the generality of any of the foregoing, any legal proceedings or claims by Fulcrum Credit Partners LLC, Goldman, Sachs & Co., or their affiliates, against SELLER and/or BUYER, alleging that a binding agreement in respect of the sale of all or any portion of the Claim exists or existed between SELLER and any such party, or making any other similar allegation. SELLER’s aggregate liability to BUYER under this Agreement shall not exceed an amount equal to the sum of the Initial Purchase Price and any Subsequent Purchase Price and/or Additional Amount Purchase Price that shall actually have been paid by BUYER to SELLER from time to time, plus interest on such sum at a per-annum rate equal to one-month U.S. Dollar LIBOR plus 6.0%, from the date of payment of the component(s) of the aggregate purchase price to which the liability in question relates to the date of payment from SELLER to BUYER in satisfaction of such liability.

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10. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and shall inure to the benefit of the successors and assigns of each party hereto, and the obligations of SELLER and BUYER contained herein shall continue and remain in full force and effect until fully paid, performed and satisfied. This Agreement shall be governed by the laws of the State of New York (without regard to any choice-of-law provision that would result in the application of the laws of any other jurisdiction). All disputes arising between the parties in respect of this Agreement, or the breach, termination, interpretation or validity hereof, shall be finally settled by arbitration in the State, County and City of New York, applying New York law, by one or more arbitrators determined by mutual agreement of the parties, acting reasonably. The arbitration shall be conducted in English. If the parties cannot agree on an arbitrator or arbitration procedure, all disputes shall be subject to the exclusive jurisdiction of a Federal or state court of competent jurisdiction located in the State, County and City of New York. Any and all notices required by this Agreement, its annexes, or exhibits, contemplated by this Agreement, its annexes, or exhibits, or otherwise required by applicable law shall be delivered in writing to each party at its address listed in Schedule II pursuant to the copy instructions therein. Each party hereto consents to service of process by certified mail at its address listed in Schedule II hereto. This Agreement may be executed and delivered by telecopy, facsimile, e-mail or other form of electronic transmission, in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which, together constitute one and the same instrument. All payments to be made hereunder shall be made by wire transfer of immediately available funds pursuant to the wire instructions for the applicable recipient set forth on Schedule II hereto, free and clear of any set-off, deduction or withholding of any kind. This Agreement, together with the Evidence of Transfer of Claim, any Additional Amount Notice or Cancellation Notice, and the side letter pursuant to which SELLER has agreed to subscribe, on behalf of BUYER and in respect of the Claim, to a certain rights offering under the Bankruptcy Case (a copy of which is attached hereto as Exhibit B) (the “Subscription Side Letter”), represents the complete understanding of the parties hereto with respect to the subject matter hereof, and supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, representations and warranties in respect thereof (including, without limitation, that certain Revised Term Sheet between SELLER and BUYER, dated as of December 24, 2009), all of which have become merged and finally integrated into this Agreement. This Agreement may be waived, amended or modified only by a written agreement signed by both parties hereto (or, in the case of a waiver, by the party waiving compliance).

11. SELLER HEREBY WAIVES ANY NOTICE REQUIREMENT IMPOSED BY BANKRUPTCY RULE 3001(e), AND CONSENTS TO THE SUBSTITUTION OF BUYER FOR SELLER FOR ALL PURPOSES IN THE BANKRUPTCY CASE, INCLUDING, WITHOUT LIMITATION, FOR VOTING AND DISTRIBUTION PURPOSES WITH RESPECT TO THE CLAIM. SELLER AND BUYER AGREE THAT BUYER MAY FILE THIS AGREEMENT, THE EVIDENCE OF TRANSFER OF CLAIM OR OTHER APPROPRIATE NOTICE WITH THE BANKRUPTCY COURT PURSUANT TO FEDERAL RULE OF BANKRUPTCY PROCEDURE 3001(e).

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement by their duly authorized representatives as of the date first written above.

SELLER:

CHIPMOS TECHNOLOGIES, INC.

By:	/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	Chairman

BUYER:

CITIGROUP FINANCIAL PRODUCTS INC.

By:	/s/ Kenneth Keeley
Name:	Kenneth Keeley
Title:	Authorized Signatory

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ANNEX A

EVIDENCE OF TRANSFER OF CLAIM

EVIDENCE OF TRANSFER OF CLAIM

TO: Clerk, United States Bankruptcy Court, District of Delaware

ChipMOS TECHNOLOGIES INC., a corporation organized under the laws of the Republic of China, with offices located at No. 1, R&D Rd. 1, Hsinchu Science Park, Hsinchu, Taiwan, R.O.C. (“Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms of a Transfer of Claim Agreement dated as of the date hereof, does hereby certify that it has unconditionally and irrevocably sold, transferred and assigned to Citigroup Financial Products Inc., its successors and assigns, with offices located at 388 Greenwich Street, New York, NY 10013 (“Buyer”), all right, title and interest in and to the claims of Seller against Sponsion Inc. and its affiliates, docketed as Claim No. 5 in In re Spansion Inc., et al., Case No. 09-10690 (KJC) (Jointly Administered), in the United States Bankruptcy Court for the District of Delaware, as modified by that certain Order Approving Stipulation Between the Debtors and ChipMOS TECHNOLOGIES INC. Regarding Limited Relief From the Automatic Stay, entered October 13, 2009 (the “Stipulation Order”), solely to the extent of (i) a $65,782,617.00 portion of Seller’s general unsecured claim in the aggregate amount of $69,782,617.00 referenced in and allowed by paragraph 6 of the Stipulation Order (referenced as the “Receivables Claim”) and (ii) Seller’s general unsecured claim in the amount of $233,764,860.11 (referenced as the “Damages Claim”) ((i) and (ii) collectively, the “Claim”).

Seller hereby waives any notice or hearing requirements imposed by Rule 3001 of the Federal Rules of Bankruptcy Procedure, and stipulates that an order may be entered recognizing this Evidence of Transfer of Claim as an unconditional assignment and Buyer herein as the valid owner of the Claim. You are hereby requested to make all future payments and distributions, and to give all notices and other communications, in respect to the Claim to Buyer.

IN WITNESS WHEREOF, dated as of the          day of January, 2010.

CHIPMOS TECHNOLOGIES INC.

WITNESS:

/s/ Shou-Kang Chen		By:	/s/ Shih-Jye Cheng
(Signature)		(Signature of authorized corporate officer)

Name:	Shou-Kang Chen	Name:	Shih-Jye Cheng
Title:	Chief Financial Officer	Title:	Chairman
(Print name and title of witness)		Tel.:	886-3-5668800

CITIGROUP FINANCIAL PRODUCTS INC.

WITNESS:

/s/ Brian Blessing		By:	/s/ Kenneth Keeley
(Signature)		(Signature of authorized corporate officer)

Name:	Brian Blessing	Name:	Kenneth Keeley
Title:	Authorized Signatory	Title:	Authorized Signatory
(Print name and title of witness)		Tel.:

ANNEX B

CLAIM DOCUMENTS

SCHEDULE I

INITIAL PURCHASE PRICE CALCULATION

A.	Amount of Transferred Stipulated Claim:	US$65,782,617.00

B.	Purchase Rate:	50.2%

C.	Initial Purchase Price (A x B):	US$33,022,873.73

SCHEDULE II

NOTICE ADDRESSES AND WIRE INSTRUCTIONS

SELLER’S Address for Notices:

ChipMOS TECHNOLOGIES INC.

Attn: Dr. SK Chen

No. 1, R&D Rd. 1,

Hsinchu Science Park,

Hsinchu, Taiwan, R.O.C.

With a copy to:

Oliver Hung

Lee & Li, Attorneys at Law

7F, 201 Tun Hua N. Road

Taipei, Taiwan 10508, R.O.C.

With a copy to:

Sblend A. Sblendorio

Hoge, Fenton, Jones & Appel, Inc.

4309 Hacienda Dr., Suite 350

Pleasanton, CA 94588

With a copy to:

Rafael X. Zahralddin-Aravena

Elliott Greenleaf

1105 Market Street, Suite 1700

Wilmington, DE 19801

SELLER’s Wire Instructions:

Beneficiary: ChipMOS TECHNOLOGIES INC.

Account No.: 146007709888

Beneficiary’s Bank: Bank of Taiwan T.S.I.P Branch

SWIFT Code: BKTWTWTP146

Thru Bank: Citibank, N.A., ABA No. 021-000-089, SWIFT Code CITIUS33

BUYER’S Address for Notices:

Citigroup Financial Products Inc.

388 Greenwich Street

New York, NY 10013

Attention: Paul Palange

Telephone: (212) 723-6501

Facsimile: (201) 299-3034

E-mail: paul.palange@citi.com

BUYER’s Wire Instructions:

Through:	Citibank, N.A., NY
ABA No.:	021-000-089
A/C Name:	Citigroup Financial Products Inc.
A/C No.:	3054-6477
Reference:	Spansion claims
Attention:	Kenneth Keeley

EXHIBIT A

FORM OF ADDITIONAL AMOUNT NOTICE

ChipMOS TECHNOLOGIES INC.

[ADDRESS]

[DATE]

Citigroup Financial Products Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

Reference is made to the Transfer of Claim Agreement, dated January 25, 2010 (the “Agreement”), between ChipMOS TECHNOLOGIES INC., as seller, and Citigroup Financial Products Inc., as buyer, relating to certain claims against Spansion Inc. and its affiliates. Capitalized terms used herein without definition have the meanings given to them in the Agreement. This is the Additional Amount Notice referenced in the Agreement.

SELLER hereby designates $[            ] of the Stipulated Claim that was not included in the Transferred Stipulated Claim as the Optional Additional Claim. SELLER hereby represents and warrants to BUYER that (i) the amount set forth herein of the Optional Additional Claim is net of all reductions contemplated by paragraph 6 of the Approval Order, and the Optional Additional Claim is not subject to any further reduction pursuant to the Approval Order or otherwise, and (ii) attached hereto is a duly executed evidence of transfer of claim in respect of the Optional Additional Claim. We agree that you may file such evidence of transfer of claim in the Bankruptcy Case.

Sincerely,

CHIPMOS TECHNOLOGIES INC.

By:
Name:
Title:

enclosures

EVIDENCE OF TRANSFER OF CLAIM

TO: Clerk, United States Bankruptcy Court, District of Delaware

ChipMOS TECHNOLOGIES INC., a corporation organized under the laws of the Republic of China, with offices located at No. 1, R&D Rd. 1, Hsinchu Science Park, Hsinchu, Taiwan, R.O.C. (“Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms of a Transfer of Claim Agreement, does hereby certify that it has unconditionally and irrevocably sold, transferred and assigned to Citigroup Financial Products Inc., its successors and assigns, with offices located at 388 Greenwich Street, New York, NY 10013 (“Buyer”), all right, title and interest in and to the claims of Seller against Spansion Inc. and its affiliates, docketed as Claim No. 5 in In re Spansion Inc., et al., Case No. 09-10690 (KJC) (Jointly Administered), in the United States Bankruptcy Court for the District of Delaware, as modified by that certain Order Approving Stipulation Between the Debtors and ChipMOS TECHNOLOGIES INC. Regarding Limited Relief From the Automatic Stay, entered October 13, 2009 (the “Stipulation Order”), solely to the extent of a $[            ] portion of Seller’s general unsecured claim in the aggregate amount of $69,782,617.00 referenced in and allowed by paragraph 6 of the Stipulation Order (referenced as the “Receivables Claim”) (the “Claim”). The Claim represents [all][an undivided portion of] the share of such Receivables Claim not previously assigned to Buyer, and is net of all reductions contemplated by paragraph 6 of the Stipulation Order.

Seller hereby waives any notice or hearing requirements imposed by Rule 3001 of the Federal Rules of Bankruptcy Procedure, and stipulates that an order may be entered recognizing this Evidence of Transfer of Claim as an unconditional assignment and Buyer herein as the valid owner of the Claim. You are hereby requested to make all future payments and distributions, and to give all notices and other communications, in respect to the Claim to Buyer.

IN WITNESS WHEREOF, dated as of the          day of                     , 20__.

CHIPMOS TECHNOLOGIES INC.

WITNESS:

By:
(Signature)	(Signature of authorized corporate officer)

Name:	Name:
Title:	Title:
(Print name and title of witness)	Tel.:

CITIGROUP FINANCIAL PRODUCTS INC.

WITNESS:

By:
(Signature)	(Signature of authorized corporate officer)

Name:	Name:
Title:	Title:
(Print name and title of witness)	Tel.:

EXHIBIT B

SIDE LETTER RE: RIGHTS OFFERING